Exhibit 19
International Paper
INSIDER TRADING

Policy no. 201	Current as of 12/10/2024 Effective as 1/31/2025

Once printed or duplicated, this is not a controlled document.
Controlled documents exist in electronic form on the Ethics@IP website on IPNet.
PURPOSE
To uphold the reputation and integrity of International Paper (“IP,” the “Company”) by promoting compliance with securities laws.
SCOPE
This policy applies to all directors, officers and employees of IP and its subsidiaries and to their related persons and entities. It also applies to third parties, such as agents, brokers, consultants, contract employees, employees of non-controlled subsidiaries, and anyone else who acquires material non-public information as a result of a working relationship with IP.
POLICY AT A GLANCE
You are responsible for complying with all applicable securities laws, especially when trading securities. No one within the scope of this policy may:
•Buy or sell stock or other securities of any company, including IP, while in possession of material non-public information about the Company.
•Disclose such information to any person outside IP unless that person must have it to perform duties for IP, and the disclosure is reasonable, necessary and in the normal exercise of your employment, profession or duties.
•Disclose such information to any person inside IP unless that person has a legitimate, business-related need to know such information, and the disclosure is reasonable, necessary and in the normal exercise of your employment, profession or duties.
DETAILS
“DOS AND DON’TS”
Securities laws prohibit the misuse of material non-public information for securities transactions and impose civil and criminal penalties – including jail time – upon violators.

Exhibit 19
International Paper
If anyone connected with IP violates any of these laws, it may result in liability for IP and harm the
Company’s reputation.
General Warnings and Prohibitions
No Trading on Material Non-Public Information. You are prohibited from trading in IP securities if you are aware of material non-public information relating to IP. Similarly, you may not trade in the securities of any other company, including our peers, competitors, partners, suppliers, or customers if you are aware of material non-public information as a result of working for IP. This prohibition on trading also applies to people and entities related to you, meaning:
•A spouse, minor children and anyone else living in your household
•Partnerships in which you are a general partner
•Trusts of which you or your immediate family are a trustee
•Estates of which you or your immediate family are an executor
•Any other entities you or your immediate family influence or control
No Tipping or unlawful disclosure. It is prohibited to disclose, whether through social media or any form of communication, any material non-public information  to a person outside IP unless that person must have it to perform duties for IP. Likewise, you must not disclose such information to any person inside IP unless that person has a legitimate, business-related need to know it. In either case, the disclosure must be reasonable, necessary and in the normal exercise of your employment, profession or duties. Under applicable securities laws, "tipping," as this is known, may result in liability for both the person who gives the tip and the person who gets it.
Caution with Standing Orders. An employee may be liable for trades that are pursuant to standing orders if the trades go through after he or she becomes aware of material non-public information. For this reason, you are strongly discouraged from entering into a standing order if there is a reasonable chance the trade will be executed after you become aware of material non-public information. For example, employees who are privy to quarterly earnings blackouts are strongly discouraged from placing a standing order in the few days before an earnings blackout goes into effect.
Permissible Disclosures
Inside IP. Inside IP, material non-public information should be disclosed only to persons who “need to know” because of their responsibilities at IP.
Outside IP. It is permissible to give material non-public information to people outside of IP only if they must have it in order to perform duties for IP. These people would include, for example, IP’s outside attorneys, accountants, and underwriters.
Confidentiality Requirements. If anyone discloses material non-public information to third parties who must have it to properly perform their duties – such as IP’s outside attorneys, accountants, and underwriters – corresponding confidentiality agreements should be in place to protect such disclosures. Recipients of material non-public information both inside and outside of IP must be added to IP’s insider list.

Exhibit 19
International Paper
Safe Harbors from Insider Trading Liability. Securities laws provide specific safe harbors from insider trading liability for individuals, including Section 16 officers and directors, who enter into written trading plans pursuant to Rule 10b5-1(c) of the Exchange Act. IP’s general counsel – or his or her designee – can provide information on the availability of such plans.
BENEFIT PLANS
This policy may affect decisions employees make about 401(k) and other benefit plans that involve trading transactions. Below is some guidance on the interaction of this policy with those types of benefits plans.
401(k) Plan and Deferred Compensation Savings Plan (DCSP). Transactions in these plans, together referred to as the “Retirement Plans,” may or may not be subject to the trading restrictions in this policy, depending on certain conditions:

When Restrictions Don’t Apply	When Restrictions Do Apply
This policy’s trading restrictions do not
apply to purchases of IP stock in the
Retirement Plans where an existing payroll
deduction election already allocates
periodic contributions of money to make
those purchases.

The trading restrictions do apply to
elections you make under these Retirement
Plans to:
•Increase or decrease the percentage
of your periodic contributions to the
IP stock fund
•Make an intra-plan transfer of an
existing account balance into or out
of the IP stock fund
•Borrow money against the balance
in a Retirement Plan account – if the
loan will result in a liquidation of
some or all of your IP stock fund
balance

Long-Term Incentive Plan (LTIP) Awards. This policy’s trading restrictions do not prevent you from receiving a grant or payout of shares under IP’s LTIP, including both performance share units
(PSUs), restricted stock, and restricted stock units (RSUs). However, you may not engage in transactions involving any paid LTIP awards, including any paid PSUs or RSUs or any paid PSP shares from the former Performance Share Plan, while you have material non-public information about IP.
Dividend Reinvestment Plan (DRP). These trading restrictions do not apply to purchases of IP stock that you make by reinvesting dividends paid on IP securities under the DRP. The trading restrictions do apply, however, when:
•You make voluntary purchases of IP stock when you want to put additional contributions into the DRP
•You choose to participate in the DRP or to increase your participation level

Exhibit 19
International Paper
Stock Option Exercises. This policy’s trading restrictions do not apply to the exercise of a stock option if the underlying stock is not immediately sold. The trading restrictions do apply, however, to any sale of the underlying stock or to a cashless exercise of the option through a broker, as this entails selling a portion of the underlying stock to cover the costs of exercise.
SECTION 16 INSIDERS AND OTHER SPECIAL DESIGNATIONS
This section outlines additional restrictions and requirements for our Section 16 insiders, Persons
Discharging Managerial Responsibilities (“PDMR”) and the people and entities related to or closely associated with them, namely:
•Spouses, civil partners, minor children and anyone else living in the same household
•Partnerships in which the board member or officer is a general partner
•Trusts of which the board member or officer or its immediate family is a trustee
•Estates of which the board member or officer or its immediate family is an executor
•Any other entities the board member or officer or its immediate family influences or controls
In addition, as noted below, certain of these restrictions and requirements apply to other officers and employees and the people and entities related to them.
Trade Restrictions and Timing
PRE-CLEARING TRADES
Pre-Clearance Request Form and Certification. IP requires all Section 16 insiders, PDMRs (and the people and entities related to them) to pre-clear all trades in IP securities with IP’s general counsel or with his or her designee. To pre-clear trades, a trader must submit a Pre-Clearance
Request Certification Form and Certification for approval.
The Pre-Clearance Request Form and Certification available from the general counsel, his or her designee, the Global Ethics and Compliance office, or the Ethics@IP website under Resource
Materials. This process:
•Helps ensure compliance with SEC and FCA reporting requirements, which state that such trades must be reported within two days
•Gives the trader a chance to assess whether the trade violates this policy or securities laws
Trader’s Responsibility. Note that obtaining the required pre-clearance for a proposed trade does not in any way lessen the trader’s responsibility to comply with securities laws or this policy. This responsibility remains solely with the trader, not IP. Accordingly, notwithstanding pre-clearance, traders must continue to make their own independent judgments as to whether they have material non-public information at the time they propose to trade. Likewise, traders should not construe pre-
clearance decisions as legal advice and should not rely upon them when making judgments.
Trading Time Frame. Once you obtain pre-clearance, you have three business days to finish your transaction. After three business days, if the transaction is still incomplete, you must obtain a new pre- clearance.

Exhibit 19
International Paper
Reporting Obligations
Section 16 Insiders and persons closely associated with those individuals have an obligation to report any changes in their beneficial ownership in the Company’s common stock following a transaction to the SEC.
PDMRs and persons closely associated with those individuals have an obligation to notify the
Company and the UK Financial Conduct Authority (“FCA”) of all transactions conducted on their own account in the Company’s shares or debt instruments, or derivatives or any other financial instruments relating to those shares or debt instruments.
Blackout Periods
Quarterly Earnings Blackouts. All Section 16 insiders, PDMRs, and other designated officers and employees, along with the people and entities related to them, are not allowed to engage in transactions in IP securities beginning on the tenth calendar day prior to the end of each fiscal quarter and ending 24 hours after IP issues a press release announcing earnings for that quarter.
Event-Specific Blackouts. Additional blackout periods may be imposed if there are significant developments involving IP that could be material to a securities investment decision. Affected individuals will be notified.
Pension or Retirement Plan Blackouts. The SEC has issued rules under the Sarbanes-Oxley Act that prohibit directors and Section 16 officers (and the people and entities related to them) from trading IP equity or equity-derivative securities whenever IP employees cannot trade IP securities in
IP-sponsored retirement plan accounts. Affected individuals will be notified if they become subject to this type of blackout.
Restrictions on Transaction Types
Short Sales. Short sales of IP securities indicate the seller expects the securities will decline in value, which may signal to the market that the seller has no confidence in IP or its short-term prospects. In addition, short sales may reduce the seller's incentive to improve IP’s performance. For these reasons, all directors and officers (and the people and entities related to them) are prohibited from engaging in short sales of IP’s securities.
Publicly Traded Options. All directors and officers, along with the people and entities related to them, may not trade publicly-traded (or exchange-traded) options, such as puts, calls and other derivative instruments. An option transaction involving an IP security is essentially a bet on the short-
term movement of the stock and therefore creates the appearance that the insider is trading based on material non-public information.
Standing Orders. Standing orders with a duration of more than three business days are prohibited for all Section 16 insiders, PDMRs (and the people and entities related to them) unless they are part of a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, (the “Exchange Act”), as
amended, that is pre-approved by IP’s general counsel. A standing order placed with a broker to buy or sell stock at a specified price leaves the trader with no control over the timing of the transaction.
He or she may become aware of material non-public information after placing a standing order, but before the broker executes it, resulting in an inadvertent unlawful insider trade.

Exhibit 19
International Paper
Margin Accounts and Pledging. Securities held in a margin account, or pledged as collateral for a loan, may be sold without the owner’s consent – by the broker, if the owner fails to meet a margin call, or by the lender in foreclosure, if the loan defaults. In such cases, a margin sale or foreclosure sale may occur at a time when the owner is aware of material non-public information or is otherwise prohibited from trading in IP securities. For these reasons, all directors and Section 16 officers (and the people and entities related to them) are prohibited from holding IP securities in a margin account or pledging them as collateral for a loan.
Hedging or Monetization Transactions. Hedging or monetization transactions involve the establishment of a short or long position in IP securities and limit the trader’s exposure to fluctuations in value. All directors and officers (and the people and entities related to them) are prohibited from engaging in any hedging or monetization transactions – such as zero-cost collars and forward sale contracts – that involve IP securities.
“Short-Swing” Transactions. Under Section 16 of the Exchange Act, if directors or Section 16 insiders make profits from the purchase and sale of IP securities within a six-month period, they must return the profits to IP. These profits are turned over to IP’s treasury. If IP does not bring an action to recover the profits, any shareholder acting on IP’s behalf may do so. “Realized profits” under this rule are calculated in a complex and non-intuitive manner. Fortunately, the pre-clearance process gives the Legal department a chance to advise of any liability for “short-swing” transactions.

Exhibit 19
International Paper
CONSEQUENCES OF VIOLATING THIS POLICY
Failure to comply with this policy or related policies and procedures, or failure to report violations or suspected violations may be a violation of law and will be grounds for disciplinary action, up to and including termination. You could also be subject to severe legal penalties for any conduct prohibited by either this policy or applicable securities laws.
REPORTING VIOLATIONS
General reporting. You must report any known or suspected violation of this or any Company policy or standard to any one of the following:
•An immediate supervisor or supervisor’s manager
•The Global Ethics and Compliance office at Ethics@IPaper.com
•The IP HelpLine – online at https://ethicsip.com, toll-free in N. America at 1-800-443-6308, or find the phone number for your location at https://www.ethicsip.com/Additional/Index/Phone
•The Legal department, Human Resources or Internal Audit
Anti-retaliation policy. Any reports are subject to International Paper’s anti-retaliation policy, which provides protection for those reporting potential violations.
Required reporting to the Ethics office. All reports of possible violations of this policy must be forwarded to the Global Ethics and Compliance office or the HelpLine, subject to local law.
RESOURCES
Policy Contact
Questions about this policy can be directed to Ethics@IPaper.com.

Exhibit 19
International Paper
DEFINITIONS
Material Information – The term “material information” should be interpreted broadly. Information is
“material” if a reasonable investor would consider it important when deciding whether to buy, sell or hold a security or if such information could have a significant impact on the price of the security.
Common examples of material information would be information or news about:
•Quarterly or full-year earnings or losses
•A pending or proposed merger, acquisition or tender offer or an acquisition or disposition of significant assets
•Pricing changes for products or services
•Significant new products, discoveries, services or patent application filings
•A change in senior management
•Events that concern Company securities, such as:
a.Defaults on senior securities
b.Calls of securities for redemption
c.Repurchase plans
d.Stock splits
e.Changes in dividend payment rates
•Major facility downtime, closures or personnel reductions
•New major contracts, orders, suppliers, customers or finance sources or the loss thereof;
actual or threatened major litigation; or the resolution of such litigation
•Imposition of an event-specific trading blackout
•Cybersecurity incidents
Non-Public Information – Non-public information is information that is not generally known by or available to the public. One common misconception is that material information loses its “non-public”
status as soon as a press release is issued disclosing the information. In fact, information is considered to be available to the public only when it has been released broadly to the marketplace and the investing public has had time to absorb the information fully. IP generally considers information to be public 24 hours after it has been released broadly to the marketplace.
Persons Discharging Managerial Responsibilities – means members of the Board of Directors and members of executive management who have regular access to material non-public information and have the power to take managerial decisions affecting the future development and business prospects of the Company.
Section 16 Insiders – means members of the Board of Directors individuals, our chief executive officer, chief financial officer, controller, any vice president in charge of a principal business unit, division or function, and any other officer who performs a policy-making function.
Securities – Includes common and preferred stock, depositary interests, derivative securities (that is, stock options) and debt securities, such as bonds and notes.
Trades or Transactions – Includes sales, purchases, gifts, cashless stock option exercises and certain other transfers, as well as certain transactions in Retirement Plans as discussed above.

Exhibit 19
International Paper
SUBSTANTIVE CHANGES SINCE PREVIOUSLY PUBLISHED VERSION
Date of this update: December 10, 2024

Page(s)	Summary of Changes
1	Updated “Current as of” date.
7	Add cybersecurity incidents as an example of material information.
Global	Updated to ensure compliance with secondary listing on the London Stock Exchange.